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                                                                   Exhibit 10.66


                             FOURTH LEASE AMENDMENT

                                     BETWEEN

                          BENAROYA CAPITAL COMPANY, LLC

                                       AND

                             THE CORDADA GROUP, INC.

                              DATE: AUGUST 18, 1999

This Fourth Lease Amendment is attached to and made part of that certain Lease dated June 10, 1994, as amended by that Addendum One dated June 23, 1994, and by the First Lease Amendment dated September 30, 1996, and by the Second Lease Amendment dated April 11, 1997, and by the Third Lease Amendment dated February 23, 1998 by and between Benaroya Capital Company, LLC, a Washington limited liability company, successor in interest to Northup North, a Washington general partnership, hereafter called Lessor ("Lessor"), and The Cordada Group, Inc. formerly known as Information Technology Services, Inc. hereinafter called Lessee ("Lessee"), covering Suite 200-201 (4,375 rentable square feet) in Building B, located in the property commonly known as Northup North Office Park and located at 2310 130th Avenue NE, Bellevue, Washington (the "Premises"). The Premises are more particularly described in the Lease.

The terms used herein shall have the same definitions as set forth in the Lease.

In consideration of the mutual covenants and promises contained in this Fourth Lease Amendment, the Third Lease Amendment, the Second Lease Amendment, the First Lease Amendment, the Addendum One and the Lease, Lessor and Lessee agree as follows:

1. SECTION 1 LEASED PREMISES: Section 1, Leased Premises, of the Lease is hereby deleted and replaced with the following language as Section 1 Leased Premises:

         Lessor leases to Lessee the "Premises" which consists, for the purposes of this Lease of approximately 4,563 rentable square feet in Suite 200-201 of Building B of the Northup North Office Complex located at 2310 130th Avenue NE, Bellevue, Washington 98005 and 1,917 rentable square feet in Suite 101 of Building A of the Northup North Office Complex located at 2300 130th Avenue NE, Bellevue, Washington 98005. The legal description of the real property comprising the Northup North Office Complex is set forth on Appendix A attached and referred to as if incorporated in full herein by this reference. The locations of Building B and Building A in relation to the rest of the office complex are set forth in Appendix B, attached and referred to as if incorporated in full herein by this reference.

         For purposes of computing the rental adjustment in Paragraph 19, the agreed "net rentable square feet of space of the Office Complex," consisting of buildings A through E inclusive, is currently 93,305 net rentable square feet as that term has been referenced and described herein.

         Lessor also grants to Lessee the rights of ingress and egress to and from the Premises, the adjoining parking areas and then to public streets, and the right to use in common entrances, lobbies, hallways, stairways, elevators, and other public areas, and the means of ingress and egress to and from the said facilities, without any additional rent being due therefor.

2. SECTION 2 TERM: The Term of the Lease is hereby extended one (1) year commencing July 15, 2000 and terminating July 14, 2001.

3. SECTION 3 RENT AND RENT DEPOSIT: Section 3, Rent and Rent Deposit, of the Lease is hereby deleted and replaced with the following language as
         Section 3 Rent and Rent Deposit:

              Commencing September 15, 1999 Lessee covenants and agrees to pay to Lessor in advance without notice or demand the sum of Eleven Thousand Four Hundred Twenty and no/100 ($11,420.00) on the first day of every month, subject to the adjustments which may be made pursuant to Paragraph 19 hereof. Commencing July 15, 2000 Lessee covenants and agrees to pay to Lessor in advance without notice or demand the sum of Thirteen Thousand Three Hundred Sixty-Five and no/100 ($13,365.00) on the first day of every month, subject to the adjustments which may be made pursuant to Paragraph 19 hereof.

              Rent for any fractional calendar month at the beginning or end of the term shall be the prorated amount of the monthly rent due for that month. The prorated amount shall be computed by dividing the monthly rent for the applicable month by the number of days in said month and multiplying that per diem rate by the number of days of occupancy. Lessee hereby agrees to pay concurrently herewith the first and the last month's rent for the term of this Lease, No interest or benefits shall accrue in favor of Lessee with regard to said last month's payment of rent by Lessee. Lessee's Rent Deposit, to be applied to the last month of the Lease Term, shall be increased from Seven Thousand Five Hundred Eighty-six and No/100 ($7,586.00) to Thirteen Thousand Three Hundred Sixty-Five and no/100 ($13,365.00).


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4.       SECTION 19.5 DEFINITIONS: Effective September 15, 1999 the Base Year
         for the Premises located in Suite 101 of Building A shall be 1999. Effective July 15, 2000 the Base Year for the Premises located in Suite 200-201 shall be 2000.

5. OPTION TO RENEW: Provided Lessee has not been in default of any term or condition of the Lease, as amended, Lessee shall have the Option to Renew this Lease on all of the terms and conditions contained in the Lease, as amended, except Monthly Minimum Rent for one (1) term of one
         (1) year ("Extended Term") following expiration of the Initial Term. The Monthly Minimum Rent for the Extended Term shall be the Market Rent as negotiated at the time of Lessee's exercise of this Option to Renew. Lessee shall notify Lessor of Lessee's exercise of this Option to Renew not more than three hundred (300) days nor less than two hundred seventy (270) days prior to the expiration of the Initial Term of this Lease. Lessor and Lessee shall have thirty (30) days following Lessee's notice to Lessor to establish the Monthly Minimum Rent. If Lessor and Lessee fail to establish the Monthly Minimum Rent within this thirty
         (30) day time period Lessee's Option to Renew shall be canceled.

6. RATIFICATION: Except as specifically provided, this Fourth Lease Amendment, that Third Lease Amendment, that Second Lease Amendment, that First Lease Amendment, that Addendum One and that Lease are hereby ratified and approved.

7. ALLOWANCE FOR TENANT IMPROVEMENTS: Lessor will allow up to $1.00 per square foot of rental space for any tenant improvements made by the Lessee within Building A. The total allowance would be no greater than $1,917.



DATED THIS 18TH DAY OF AUGUST, 1999.

LESSOR:                                   LESSEE:
BENAROYA CAPITAL COMPANY, LLC             THE CORDADA GROUP, INC.


   /s/ Larry R. Benaroya                    /s/ Robert J. Margulis
-------------------------------------     --------------------------------------
By:  Larry R. Benaroya                    By:  Robert J. Margulis
Its:   Manager                            Its:   CEO


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